Exhibit 10.1

              Agreement Between the Newspaper National Network and

                           Global Network Incorporated

     This agreement is entered into on this 27th day of March, 2001, between the Newspaper National Network ("NNN"), a for-profit affiliate of the Newspaper Association of America located at 20 West 33rd Street, New York, New York 10001 and Global Network Incorporated, a public company located at 575 Madison Avenue, New York, New York 10022, hereinafter ("GNI").

                                    RECITALS

     1. NNN is in the business of soliciting certain categories of advertising from advertisers and agencies for insertion as ROP advertising in over one thousand newspapers participating in its program. When NNN's solicitations are successful, NNN arranges for the advertising to be placed in accordance with the customer's wishes, for billings to be made, and for the proceeds, net of NNN's fees and costs, to be distributed to participating newspapers.

     2. GNI is in the business of soliciting advertising from advertisers and their agencies for insertion on newspaper web-sites in about three hundred newspapers participating in its program. When GNI's solicitations are successful, GNI arranges for the advertising to be placed in accordance with the customer's wishes, for billings to be made, and for the proceeds, net of GNI's fees and costs, to be distributed to participating newspapers.

     3. GNI has expertise in Web site advertising but does not have an adequate sales force to call upon the advertiser and agency prospects solicited by NNN and wishes to retain NNN to offer such prospects GNI's web-site coverage in conjunction with NNN's own solicitations. NNN is willing to make such offers in return for a commission based on sales of web-site advertising to such prospects. To provide NNN with the technical expertise needed to make such offers, GNI is willing to train NNN personnel, prepare research and presentation materials for their use and undertake the further obligations set out herein.

     In consideration of this Agreement and the payments provided herein, the parties agree as follows:

1. Duties of GNI:

     GNI shall provide the following professional services by assignment for NNN.

     Training

     GNI will provide sales training to NNN's individual sales people and prepare presentation materials for their use in dealing with prospects in the NNN categories.

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     Such  materials  will  document  the benefits of  advertising  on newspaper
     web-sites   and  use  of  GNI  software  for  placing  and  tracking   such
     advertising.

     Selling

     GNI will, upon request from NNN, assist representatives of NNN in developing sales materials specific to the web-site portion of ROP-web-site proposals. Such assistance shall include preparing research and presentations. GNI will accompany NNN staff on sales calls at the sole discretion of NNN sales executives and will not engage in direct negotiations with NNN sales contacts.

     Ordering and Processing

     At the discretion of the NNN sales person, who will be responsible for directing negotiations, GNI will prepare the portion of any advertising order dealing with the web-site advertising, as either a stand-alone proposal or integrated with the NNN submission. Once the client has approved, GNI will issue the order for the web-site portion to its newspapers, process the order, handle the billing in a timely manner and ensure that the client is given any/all documentation that the client requests to assure compliance with the order. GNI will use reasonable efforts to resolve any disputes as to compliance to the mutual satisfaction of the client and the Web site.

     Materials

     The materials provided by GNI pursuant to this Agreement will be revised as needed to meet with NNN's approval.

2. Duties and Compensation of NNN:

     In conjunction with its ROP solicitations NNN will offer prospective clients advertising on the GNI newspapers' web-sites using pricing and terms of sale authorized by GNI. GNI represents and warrants that the pricing and terms GNI will authorize NNN to quote to prospects are the prices and terms GNI's newspaper web-sites have established for their services, augmented by the amount GNI has established, independently or by agreement with particular newspapers, as compensation for GNI's services. It is understood that NNN will act strictly as a messenger in transmitting the total of such prices and terms to prospective clients. NNN will be under no obligation to solicit advertising outside its categories, or to solicit advertising for single markets or single newspapers, or engage in other solicitation outside its normal course of business. NNN will be paid a commission of 5% of GNI's gross billing to clients for the web-site advertising. GNI will remit payment directly to NNN within ten days of GNI's having received payment from the client.

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3. Independence of GNI:

     The parties agree that GNI is an independent contractor, not an employee or agent of NNN for federal, state or local tax purposes. Thus GNI is free to perform services for a multiple number of unrelated companies at the same time. It is expressly understood that GNI is not entitled to and irrevocably waives any rights to participate in any employee benefit program, including but not limited to salary, pension, severance, insurance or retirement plan, flexible spending accounts, or leave provided by NNN to its employees.

4. Subcontractors:

     GNI shall have the right to engage one or more subcontractor(s) of its choosing to perform the services set forth in paragraph 1. Subject to the provisions of paragraph 7, NNN shall have no right to control the method or manner by which GNI performs its obligations under this Agreement. Any subcontractors used by GNI after the effective date of this Agreement shall be subject to the terms of the Agreement, and GNI will obtain a written acknowledgment from such subcontractors that they agree to be bound by this Agreement. GNI shall provide NNN with copies of such written acknowledgments.

5. Costs:

     GNI shall be solely responsible for the costs of providing its services to NNN, including but not limited to all costs of transportation, tools, equipment, materials, and all of GNI's other costs in performing the services. Likewise, NNN will be responsible for the costs of providing its service.

6. Benefits:

     GNI shall be responsible for providing all insurance, retirement plans, and other benefits, including without limitation personal health and liability insurance, that may be provided to its employees.

7. Performance of GNI:

     GNI shall also bear all risks and expenses associated with or resulting from GNI's performance under this Agreement. Each of GNI and NNN will indemnify and hold the other harmless against all claims, losses, damages, liabilities, expenses and costs, including reasonable attorneys' fees and disbursements, that GNI or NNN, as the case may be, incur as a result of the other's breach of its representations, warranties and obligations in this Agreement. Neither GNI nor NNN will be liable for any indirect, special, incidental or consequential damages, including lost profits, loss of business information and the like, even if GNI or NNN, as the case may

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     be, has been advised of the possibility of such damages.  GNI shall perform its obligations under this agreement in a manner consistent with the level of care and skill ordinarily exercised by members of the same profession under similar conditions. The parties agree that if, after a reasonable period of time, not to exceed 20 days after GNI is paid by the client, if NNN has not been paid by GNI, NNN shall have the right to treat such default as a material breach of this Agreement by GNI entitling NNN to terminate this Agreement pursuant to paragraph 11.

8. Presentation Materials, Trademark License:

          (a) NNN acknowledges and agrees that GNI shall own the exclusive rights, including but not limited to copyright rights, title, and proprietary interests in the presentation materials prepared for NNN by GNI. However, subject to the scope of the license set forth in the next sentence, GNI hereby grants to NNN a nonexclusive worldwide license to use, reproduce, prepare derivative works, display, transmit or distribute the materials or any portion thereof, through any means and in any form now known or hereafter crafted or invented including, by way of example, phonographic records, film, microfilm, microfiche, slides, filmstrips, transparencies, magnetic tape, video cassettes, video discs, floppy discs, computers, CD-ROM, or any other human or machine-readable medium. The scope of the license granted is limited to NNN's use of the materials in accordance with its obligations under this Agreement, and the license will terminate on the date this Agreement is terminated or expires. GNI warrants and represents that the materials provided by it or by any subcontractors that it engages under this Agreement will not violate or infringe any intellectual property, trade secret, or any other rights of any third party. GNI further warrants and represents that these materials will not contain any defamatory, disparaging, or unlawful matter. Upon termination of this Agreement, NNN will return to GNI any such materials yet to be delivered to clients, which are still in NNN's possession.

          (b) During the term of this Agreement, GNI hereby grants to NNN a non-exclusive, non-transferable license to use the corporate name "Global Network, Inc.," and trademarks "Global Network, Inc.," "GNI," "the GNI System" and brand names and logotypes (now or during the term) associated with such corporate name and trademarks (collectively, the "GNI Trademarks") solely in connection with the offering and selling to prospective advertisers of advertising on GNI newspaper websites in accordance with the terms of this Agreement. NNN shall not use, directly or indirectly, the GNI Trademarks in any way other than as expressly permitted herein and shall protect GNI's rights to the trademark by applying the symbol(R), TM or SM, as the case may be, to all materials used pursuant to this Agreement, including advertising and promotional materials. NNN shall not use the GNI Trademarks as part of its corporate name. NNN acknowledges

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     that the GNI Trademarks are the sole and exclusive property of GNI and that
     NNN has no rights or claims of any type to the GNI Trademarks except such rights as are created by this Section 8(b). NNN irrevocably waives and releases any claim to title and ownership rights in the GNI Trademarks licensed hereunder.

          (c) Both parties recognize and understand the importance of the other's exercise of control over the quality of the use of NNN and GNI Trademarks so as to preserve the continued validity of the Trademarks and to protect the goodwill associated therewith, and shall obtain the prior approval of the owner of said Trademarks with respect to any utilization. Both parties agree to discontinue immediately any use of the Trademarks (x) in any manner that has not been approved by the owner of said Trademarks, or (y) upon termination of this Agreement. Neither party will knowingly (i) use Trademarks in any manner or commit any other act that would be likely to materially jeopardize NNN's or GNI's rights in their respective
     Trademarks, (ii) do any act that would invalidate or be likely to invalidate or impair NNN or GNI Trademarks, or (iii) use, suffer or permit the use of the Trademarks in any manner that would devalue, injure, demean or dilute the goodwill or reputation of NNN or GNI or the NNN or GNI Trademarks in any material respect.

9. Right of First Refusal:

          (a) In the event GNI receives from any third party a bona fide offer (the "Offer") to purchase all or part of GNI's Intellectual Property Rights (defined below), and GNI wishes to sell such Intellectual Property Rights pursuant to the Offer, GNI shall promptly furnish to NNN a written notice (the "Offer Notice") setting forth in reasonable detail the terms and conditions of the Offer.

          (b) The Offer Notice shall be deemed to be an offer to NNN to purchase the same Intellectual Property Rights proposed to be purchased in the Offer on the same terms and conditions as the Offer, and NNN shall have the right for thirty days from the date it receives the Offer Notice to elect to purchase the same Intellectual Property Rights proposed to be purchased in the Offer by delivering to GNI, within such period, a notice accepting the Offer Notice (the "Notice of Acceptance").

          (c) In the event that any Notice of Acceptance is timely delivered, GNI and NNN shall proceed to consummate the transaction in accordance with the terms of the Offer and this Agreement.

          (d) The closing of any purchase of such Intellectual Property Rights shall take place not more than thirty days after the date of the Notice of Acceptance or on other date as may be mutually agreed to between GNI and NNN.

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          (e) In the event that a Notice of Acceptance is not timely  delivered, then GNI may proceed to sell such Intellectual Property Rights to the offeror pursuant to the terms of the Offer. In the event that the sale is not consummated within sixty days after the last day on which a Notice of Acceptance could have been delivered, then the provisions of this Section 9 shall again apply to such Intellectual Property Rights.

     For purposes of this Section 9, Intellectual Property Rights shall be defined as all inventions, trademarks, patents, trade names, copyrights, software, licenses, designs, technology, trade secrets, test procedures, processes, route lists, computer programs, computer discs, computer tapes, and other confidential information, and similar intangible property rights, that are patentable or copyrightable (or otherwise subject to legally enforceable restrictions or protections against unauthorized third party usage), and any and all applications for such registrations or renewals and reissuance of, any of the foregoing.

10. Term:

     This Agreement will cover the period commencing on March 27, 2001, and ending on March 26, 2002, and may be renewed on mutual consent of both NNN and GNI. Either party may cancel this agreement with 60 days written notice to the other party.

11. Termination:

     Upon a material breach of this Agreement that remains uncured for a period of ten days after written notice by the non-breaching party to the breaching party of such breach, the non-breaching party may terminate the Agreement by providing the breaching party written notice of its intent to treat the Agreement as terminated. Upon termination, the non-breaching party may exercise any other legal rights it may possess. Further, the failure of the non-breaching party to exercise its right to terminate may not be construed as a waiver of any legal rights or remedies to which it is entitled.

12. Entire Agreement:

     This agreement states the entire agreement and understanding of the parties concerning the subject matter of this Agreement, and cannot be modified or amended except in writing signed by the parties.

13.      Notice:

     Any notice to be given under this Agreement by either party to the other may be effected by personal delivery or by registered or certified mail (effective upon receipt) as follows:

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         If to GNI:                James C. Mason
                                   Chief Executive Officer
                                   575 Madison Avenue, 10th Floor
                                   New York, NY  10022

         If to NNN:                Rene P. Milam
                                   Assistant to General Counsel and
                                   Director, Legal Affairs
                                   Newspaper Association of America
                                   1921 Gallows Road
                                   Vienna, VA  22182

14. Force Majeure:

     Neither party shall be deemed in breach or default of this Agreement or any provision hereunder to the extent that any delay or failure in the performance of its obligations results from an act of God or public enemy, civil unrest, fire, flood, earthquake or unusually severe weather beyond its reasonable control and without its fault or negligence.

15. Separability:

     If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions nevertheless will continue in full force without being impaired or invalidated in any way.

16. Arbitration:

          (a) General. Any controversy or claim arising out of or relating to this Agreement shall be finally resolved by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any such arbitration shall take place in New York, New York, before three arbitrators, one of which shall be appointed by NNN and one by GNI, and the third by the arbitrators so appointed; provided, however, that the parties may by mutual agreement designate a single arbitrator. The parties further agree that (i) the arbitrators shall be empowered, and the parties hereby request the arbitrators to, include arbitration costs and attorney fees in the award to the prevailing party in such proceedings and (ii) the award in such proceedings shall be final and binding on the parties. The arbitrators shall apply the law of the State of New York, exclusive of conflict of laws principles, to any dispute. Judgment on the arbitrators' award may be entered in any court having the requisite jurisdiction. Nothing in this Agreement shall require the arbitration of disputes between the parties that arise from actions, suits or proceedings instituted by third parties.

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          (b) Consent to Jurisdiction; Service of Process. Each party submits to the jurisdiction and venue of the arbitration described in Section 16 and to the jurisdiction and venue of the federal and state courts sitting in New York, New York, for the enforcement of any judgment on the arbitrators'
     award,   and  waives  any  objection  it  may  have  with  respect  to  the jurisdiction of such arbitrations or courts or the inconvenience of such forums or venues. Service of any demands for, or any notice with respect to, arbitration hereunder or any service of process may be made by registered or certified mail or by personal delivery, in any case return receipt requested. Nothing herein shall be deemed to affect any right to serve any such demand, notice or process in any other manner permitted under applicable law.

17. Confidentiality:

     Any materials delivered by one party to the other pursuant to this Agreement that the delivering party reasonably determines to be confidential shall be reduced to writing and marked conspicuously as "Confidential" with a cover page containing a brief description of the contents to enable the receiving party to decide whether it wishes to accept the delivery.

          (a) As to any such information, for a period of five years, (i) all parties agree that such information may constitute trade secret and proprietary and confidential information; (ii) each party will keep the other party's information confidential and not disclose it to anyone other than its employees and agents who need to know it in order to perform their respective obligations under this Agreement; (iii) each party will only use such information to perform its obligations under this Agreement; (iv) each party will return the information and any copies, abstracts or summaries back to the other party upon the termination or expiration of this Agreement, or earlier if the other party asks for them; and (iv) each party will take steps to maintain the confidentiality of the information comparable to those the party takes with regard to its own confidential information.

          (b) A party will not be required to keep such information confidential if (i) it is or becomes publicly available other than as a result of such party's conduct; (ii) it becomes available to such party from a source other than the would-be disclosing party, and that source was not bound by a confidentiality agreement with the would-be disclosing party; (iii) such party can show that it already knew the information before the disclosing party disclosed it; or (iv) such party is required to disclose the information by law, legal process or court order, and in that case, the other party will notify the other promptly to permit the party a reasonable opportunity to seek to limit the disclosure. NNN acknowledges that GNI may be required to disclose the terms of this Agreement in its filings with the Securities and Exchange Commission, and that this Agreement may have to be filed publicly with such filings.

18. Applicable Law:

     The terms of this Agreement shall be governed by the applicable Federal laws of the United States and by the laws of the State of New York without giving effect to any conflicts of law principles.

19. Prior Agreements:

     This agreement supersedes all prior agreements of the parties.

Newspaper National Network

                                          GNI


By:   /s/ Nicholas Cannistraro Jr.        By:  /s/ James C. Mason
      ----------------------------             ------------------------------
      Nicholas Cannistraro Jr.                 James C. Mason
      President & GM                           President/CEO


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